Exhibit 5.1
[Holland & Knight LLP Letterhead]
April 28, 2010
PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
     Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to PositiveID Corporation, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of $1,600,000 of securities of the Company. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-165849) (the “Previous Registration Statement”), including the prospectus which forms a part of such Previous Registration Statement (the “Prospectus”) as supplemented from time to time by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Previous Registration Statement was declared effective by the Commission on April 12, 2010. Unless otherwise indicated herein, our references to the Registration Statement include the Previous Registration Statement, which has been incorporated into the Registration Statement.
     The Registration Statement and the Previous Registration Statement, as supplemented by one or more Prospectus Supplements, relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company, consisting of: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.001 par value per share, to be issued in one or more series (the “Preferred Stock”); (iii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or any combination of these securities as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (each, a “Warrant Agent”); and (iv) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Common Stock, Preferred Stock, Warrants, and Units are collectively referred to herein as the “Offered Securities.” The proposed maximum aggregate public offering price of the Offered Securities to be sold by the Company is $9,600,000, on terms to be determined at the time of the offering thereof.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     i. the Registration Statement; and
     ii. certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     The opinions expressed below are limited to the General Corporation Law of the State of Delaware, including all Delaware statutes, all Delaware court decisions and all provisions of the Delaware constitution that affect the interpretation of the General Corporation Law, and the federal laws of the United States (the “Applicable Law”). Therefore, we express no opinion concerning matters governed by the laws of any other jurisdictions or the effects of such laws upon the transactions of the type covered by the Registration Statement. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and in reliance on the documents and representations referred to above and subject to the foregoing, we are of the opinion that:
     1. With respect to any series of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining stockholder approval, if necessary) to approve the issuance and terms of the Offered Common Stock and related matters; (v) the Offered Common Stock has been issued and delivered so as not to violate any Applicable Law, the Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Amended and Restated By-laws (the “Bylaws”), Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designations”), or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the certificates of the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment in full therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement and the appropriate prospectus supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will have been duly authorized and validly issued and will be fully paid and non-assessable.
     2. With respect to any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining stockholder approval, if necessary) to approve the issuance and terms of the Offered Preferred Stock and related matters; (v) the Offered Preferred Stock has been issued and delivered so as not to violate any Applicable Law, the Certificate of Incorporation, the Bylaws, the Certificate of Designations, or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) a certificate of designation or certificate of amendment to the Certificate of Incorporation with respect to the Preferred Stock has been duly filed with the Secretary of State of Delaware; (vii) the certificates of Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment in full therefor; and (viii) the Common Stock relating to such Offered Preferred Stock has been duly authorized for issuance, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement and the appropriate prospectus supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will have been duly authorized and validly issued and will be fully paid and non-assessable.

     3. With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining stockholder approval, if necessary) to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters; (v) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any Applicable Law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company and the applicable Warrant Agent; (vii) the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly authorized for issuance; and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, then the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     4. With respect to Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining stockholder approval, if necessary) to approve the issuance and terms of the Offered Units, the Unit Agreement and related matters; (v) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly executed and delivered by the Unit Agent and the Company; (vi) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; (vii) the Common Stock, the Preferred Stock, or the Warrants, relating to such Offered Units have been duly authorized for issuance; and (viii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, then the Offered Units, when issued and sold in accordance with the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     In rendering the opinions set forth above, we have assumed that:
     i. the consideration paid for any Offered Common Stock or Offered Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law or any successor provision;
     ii. any certificate of designation in respect of any Offered Preferred Stock will be in conformity with the Certificate of Incorporation and Bylaws of the Company and with Applicable Law;
     iii. after the issuance of the Offered Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation; and
     iv. after the issuance of the Offered Preferred Stock, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Certificate of Incorporation.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in Applicable Law.

Very truly yours,
/s/ Holland & Knight LLP

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